Exhibit 10.1

JAKKS PACIFIC REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Net sales up 17% in Q2

Highest first-half International sales in 10+ years

Santa Monica, California, July 23, 2026 – JAKKS Pacific, Inc. (Nasdaq: JAKK) today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026

●	Net sales were $139.2 million, a year-over-year increase of 17%

o	Toys/Consumer Products net sales were $97.5 million, up 21% from $80.4 million last year

o	Costumes net sales were $41.7 million, a year-over-year increase of 8%

●	Gross margin of 32.3%, down 50 basis points vs. Q2 2025

●	Gross profit of $45.0 million, up 15% compared to $39.0 million in Q2 2025

●	Operating loss of $0.1 million in Q2 2026, compared to a loss of $2.8 million in Q2 2025

●	Net income attributable to common stockholders of $5.9 million or $0.49 per diluted share, compared to net loss attributable to common stockholders of $2.3 million or $0.21 per diluted share in Q2 2025, driven by refunded tariff expenditures reflected in Non-Operating Income

●	Adjusted net income attributable to common stockholders (a non-GAAP measure) of $2.9 million or $0.25 per diluted share, compared to adjusted net income attributable to common stockholders of $0.4 million or $0.03 per diluted share in Q2 2025

●	Adjusted EBITDA (a non-GAAP measure) of $5.4 million vs. $2.3 million in Q2 2025

●	Trailing-twelve-month Adjusted EBITDA of $37.8 million, up from $34.6 million as of Q1 2026

Management Commentary

“We finished the second quarter with good momentum heading into the second half of the year. The year is developing as we had planned,” said Stephen Berman, Chairman and CEO of JAKKS Pacific. “Many retailers in the US are recalibrating their pricing and where they have done so, we see consumers responding positively to our compelling product offering. Our first half new product introductions were broadly well received and sold through. Our Action Play & Collectibles business was up by over 40% in the quarter and reached $97 million in net sales for the first half, our highest level in over 15 years. Our Dolls, Role-Play and Dress-Up business was up over 11% in the quarter despite a lack of new entertainment properties in that division. Our evergreen businesses are rebounding from last year and setting us up well for the quarters ahead”.

Second Quarter & First-Half 2026 Highlights

Net Sales in North America were up 20% in the quarter to $115 million compared to the previous year and 3% for the first-half of the year. International Sales were $24 million in the quarter -- up from $23 million last year (a 3% increase) and $53 million in the first-half compared to $44 million in 2025 and $33 million in 2024 for the comparable time periods. Globally, Action Play & Collectibles net sales were $42 million in the quarter, up from $30 million and $37 million in 2025 and 2024, respectively. Dolls, Role-Play, Dress-Up net sales were $52 million, compared to $46 million and $64 million in 2025 and 2024, respectively. Costumes net sales were $42 million, compared to $39 million (an 8% increase) and $44 million in 2025 and 2024, respectively. Costumes were up 8% for the quarter and 9% for the first-half.

Inventory was $58.3 million as of June 30, 2026, compared to $71.8 million as of June 30, 2025, and $59.8 million as of December 31, 2025.

Cash (including restricted cash and cash equivalents) was $60.6 million as of June 30, 2026, compared to $43.1 million as of June 30, 2025, and $54.1 million as of December 31, 2025.

The Board of Directors declared a quarterly dividend of $0.25 per share on the company’s common stock, payable September 28, 2026, to shareholders of record August 28, 2026.

Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP measures:

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted Net Income (Loss) that exclude various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance, enhance an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis. Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. See “Use of Non-GAAP Financial Information” for additional disclosures with respect to the use of non-GAAP financial information.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on July 23, 2026. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (2Q26 Registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys, costumes and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Disguise®, Fly Wheels®, Charming™, KidTopia®, Moose Mountain®, Maui®, ReDo Skateboard Co.®, Sky Ball®, and Xtreme Power Dozer™ as well as a wide range of entertainment-inspired products featuring premier licensed properties. Through their products and charitable donations, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), X (@jakkstoys), YouTube (@JAKKSPacific), Facebook (@jakkspacific.toys) and LinkedIn (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific’s business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products, tariff policy and pricing, or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,		December 31,
	2026	2025	2025
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$59,513	$38,195	$52,197
Restricted cash	1,132	4,861	1,869
Accounts receivable, net	141,272	124,489	138,341
Inventory, net	58,272	71,811	59,805
Prepaid expenses and other assets	17,899	22,575	16,873
Total current assets	278,088	261,931	269,085

Property and equipment	159,938	146,661	152,224
Less accumulated depreciation and amortization	136,725	126,890	133,216
Property and equipment, net	23,213	19,771	19,008

Operating lease right-of-use assets, net	40,890	49,931	46,776
Deferred income tax assets, net	69,587	70,401	69,569
Goodwill	34,964	34,950	35,077
Other long-term assets	1,751	1,734	2,682
Total assets	$448,493	$438,718	$442,197

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$69,737	$65,422	$55,558
Accrued expenses	47,145	45,890	43,076
Reserve for sales returns and allowances	30,849	29,116	33,569
Income taxes payable	-	-	2,119
Short-term operating lease liabilities	14,406	12,405	13,784
Total current liabilities	162,137	152,833	148,106

Long-term operating lease liabilities	32,218	43,881	39,578
Accrued expenses, long term	5,288	3,222	4,463
Income taxes payable	975	2,045	945
Total liabilities	200,618	201,981	193,092

Stockholders’ equity:
Common stock, $.001 par value	11	11	11
Additional paid-in capital	307,218	299,110	302,408
Accumulated deficit	(45,160)	(49,965)	(41,021)
Accumulated other comprehensive loss	(14,194)	(12,919)	(12,293)
Total JAKKS Pacific, Inc. stockholders’ equity	247,875	236,237	249,105
Non-controlling interests	-	500	-
Total stockholders’ equity	247,875	236,737	249,105
Total liabilities and stockholders’ equity	$448,493	$438,718	$442,197

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	June 30,
Key Balance Sheet Data:	2026	2025

Accounts receivable days sales outstanding (DSO)	92	95
Inventory turnover (DSI)	56	82

	Six Months Ended June 30,		Trailing Twelve Months (*) Ended June 30,
Condensed Cash Flow Data:	2026	2025	2026	2025

Cash flows from (used in) operating activities	$26,149	$(15,931)	$50,572	$50,682
Cash flows used in investing activities	(10,532)	(6,015)	(16,861)	(12,730)
Cash flows used in financing activities and other	(9,038)	(5,135)	(16,122)	(12,798)
Net increase (decrease) in cash, cash equivalents and restricted cash	$6,579	$(27,081)	$17,589	$25,154

Capital expenditures	$(10,104)	$(4,470)	$(15,197)	$(11,089)

(*)	Trailing twelve months (TTM) amounts are calculated as the sum of the most recent four quarters, derived from reported GAAP results.

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Δ (%)	2026	2025	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)

Net sales	$139,238	$119,094	17%	$245,914	$232,347	6%
Less: Cost of sales
Cost of goods	68,773	58,784	17	120,960	113,410	7
Royalty expense	23,072	19,509	18	39,985	37,677	6
Amortization of tools and molds	2,432	1,778	37	4,402	3,224	37
Cost of sales	94,277	80,071	18	165,347	154,311	7
Gross profit	44,961	39,023	15	80,567	78,036	3
Direct selling expenses	8,500	6,710	27	16,664	15,406	8
General and administrative expenses	36,442	34,974	4	69,306	68,935	1
Depreciation and amortization	161	122	32	313	235	33
Selling, general and administrative expenses	45,103	41,806	8	86,283	84,576	2
Loss from operations	(142)	(2,783)	(95)	(5,716)	(6,540)	(13)
Other income (expense):
Other income (expense), net	6,976	25	nm	7,001	30	nm
Loss on debt extinguishment	-	(417)	nm	-	(417)	nm
Interest income	788	395	99	1,268	757	68
Interest expense	(55)	(145)	(62)	(115)	(300)	(62)
Income (loss) before provision for (benefit from) income taxes	7,567	(2,925)	nm	2,438	(6,470)	nm
Provision for (benefit from) income taxes	1,704	(606)	nm	855	(1,769)	nm
Net income (loss)	5,863	(2,319)	nm	1,583	(4,701)	nm
Earnings (loss) per share - basic	$0.51	$(0.21)		$0.14	$(0.42)
Shares used in earnings (loss) per share - basic	11,445	11,146		11,444	11,146
Earnings (loss) per share - diluted	$0.49	$(0.21)		$0.13	$(0.42)
Shares used in earnings (loss) per share - diluted	11,872	11,146		11,803	11,146

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Δ bps	2026	2025	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	49.4	49.3	(10)	49.2	48.8	(40)
Royalty expense	16.6	16.4	(20)	16.3	16.2	(10)
Amortization of tools and molds	1.7	1.5	(20.0)	1.7	1.4	(30)
Cost of sales	67.7	67.2	(50)	67.2	66.4	(80)
Gross profit	32.3	32.8	(50)	32.8	33.6	(80)
Direct selling expenses	6.1	5.6	(50)	6.8	6.6	(20)
General and administrative expenses	26.2	29.4	320	28.2	29.7	150
Depreciation and amortization	0.1	0.1	-	0.1	0.1	-
Selling, general and administrative expenses	32.4	35.1	270	35.1	36.4	130
Loss from operations	(0.1)	(2.3)	220	(2.3)	(2.8)	50
Other income (expense):
Other income (expense), net	5.0	-		2.8	-
Loss on debt extinguishment	-	(0.4)		-	(0.2)
Interest income	0.6	0.3		0.5	0.3
Interest expense	(0.1)	(0.1)		(0.1)	(0.1)
Income (loss) before provision for (benefit from) income taxes	5.4	(2.5)		0.9	(2.8)
Provision for (benefit from) income taxes	1.2	(0.6)		0.3	(0.8)
Net income (loss)	4.2%	(1.9)		0.6	(2.0)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Δ ($)	2026	2025	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income (loss)	$5,863	$(2,319)	$8,182	$1,583	$(4,701)	$6,284
Interest expense	55	145	(90)	115	300	(185)
Interest income	(788)	(395)	(393)	(1,268)	(757)	(511)
Provision for (benefit from) income taxes	1,704	(606)	2,310	855	(1,769)	2,624
Depreciation and amortization	2,593	1,900	693	4,715	3,459	1,256
EBITDA	9,427	(1,275)	10,702	6,000	(3,468)	9,468
Adjustments:
Other (income) expense, net	(6,976)	(25)	(6,951)	(7,001)	(30)	(6,971)
Restricted stock compensation expense	2,998	3,188	(190)	6,079	5,740	339
Loss on debt extinguishment	-	417	(417)	-	417	(417)
Adjusted EBITDA	$5,449	$2,305	$3,144	$5,078	$2,659	$2,419
Adjusted EBITDA/Net sales %	3.9%	1.9%	200 bps	2.1%	1.1%	100 bps

	Trailing Twelve Months Ended June 30,
	2026	2025	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM net income	$16,155	$38,458	$(22,303)
Interest expense	286	996	(710)
Interest income	(1,506)	(1,134)	(372)
Provision for income taxes	7,518	8,210	(692)
Depreciation and amortization	11,489	9,857	1,632
TTM EBITDA	33,942	56,387	(22,445)
Adjustments:
Other (income) expense, net	(7,421)	(122)	(7,299)
Restricted stock compensation expense	11,252	10,181	1,071
Loss on debt extinguishment	10	417	(407)
TTM Adjusted EBITDA	$37,783	$66,863	$(29,080)
TTM Adjusted EBITDA/TTM Net sales %	6.5%	9.8%	-330 bps

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Δ ($)	2026	2025	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income
Net income (loss)	$5,863	$(2,319)	$8,182	$1,583	$(4,701)	$6,284
Restricted stock compensation expense	2,998	3,188	(190)	6,079	5,740	339
Loss on debt extinguishment	-	417	(417)	-	417	(417)
Refunded tariff expenditure	(6,772)	-	(6,772)	(6,772)	-	(6,772)
Tax impact of additional charges	855	(896)	1,751	142	(1,420)	1,562
Adjusted net income	$2,944	$390	$2,554	$1,032	$36	$996
Adjusted earnings per share - basic	$0.26	$0.03	$0.23	$0.09	$-	$0.09
Shares used in adjusted earnings per share - basic	11,445	11,146	299	11,444	11,146	298
Adjusted earnings per share - diluted	$0.25	$0.03	$0.22	$0.09	$-	$0.09
Shares used in adjusted earnings per share - diluted	11,872	11,397	475	11,803	11,487	316

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Divisions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Divisions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
Toys/Consumer Products	$104,570	$80,379	$97,507	21.3%	-3.4%	Toys/Consumer Products	$187,480	$187,817	$197,602	5.2%	2.7%
Dolls, Role-Play/Dress-Up	63,608	46,164	51,629	11.8%	-9.9%	Dolls, Role-Play/Dress-Up	104,182	101,627	89,126	-12.3%	-7.5%
Action Play & Collectibles	36,555	29,902	42,063	40.7%	7.3%	Action Play & Collectibles	69,563	72,783	97,332	33.7%	18.3%
Outdoor/Seasonal Toys	4,407	4,313	3,815	-11.5%	-7.0%	Outdoor/Seasonal Toys	13,735	13,407	11,144	-16.9%	-9.9%
Costumes	$44,049	$38,715	$41,731	7.8%	-2.7%	Costumes	$51,215	$44,530	$48,312	8.5%	-2.9%
Total	$148,619	$119,094	$139,238	16.9%	-3.2%	Total	$238,695	$232,347	$245,914	5.8%	1.5%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
United States	$125,837	$86,990	$108,251	24.4%	-7.3%	United States	$196,267	$175,934	$182,887	4.0%	-3.5%
Europe	10,264	14,657	16,021	9.3%	24.9%	Europe	15,999	26,467	33,400	26.2%	44.5%
Latin America	3,239	6,047	4,137	-31.6%	13.0%	Latin America	11,235	13,506	11,099	-17.8%	-0.6%
Canada	6,288	8,826	7,080	-19.8%	6.1%	Canada	9,658	12,105	10,072	-16.8%	2.1%
Australia & New Zealand	1,607	886	1,533	73.0%	-2.3%	Australia & New Zealand	2,953	1,499	4,002	167.0%	16.4%
Asia	1,268	1,448	2,216	53.0%	32.2%	Asia	2,233	2,199	4,151	88.8%	36.3%
Middle East & Africa	116	240	-	-100.0%	-100.0%	Middle East & Africa	350	637	303	-52.4%	-7.0%
Total	$148,619	$119,094	$139,238	16.9%	-3.2%	Total	$238,695	$232,347	$245,914	5.8%	1.5%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
North America	$132,125	$95,816	$115,331	20.4%	-6.6%	North America	$205,925	$188,039	$192,959	2.6%	-3.2%
International	16,494	23,278	23,907	2.7%	20.4%	International	32,770	44,308	52,955	19.5%	27.1%
Total	$148,619	$119,094	$139,238	16.9%	-3.2%	Total	$238,695	$232,347	$245,914	5.8%	1.5%

(In thousands)	QTD Q2					(In thousands)	YTD Q2
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
United States	$125,837	$86,990	$108,251	24.4%	-7.3%	United States	$196,267	$175,934	$182,887	4.0%	-3.5%
Rest of World	22,782	32,104	30,987	-3.5%	16.6%	Rest of World	42,428	56,413	63,027	11.7%	21.9%
Total	$148,619	$119,094	$139,238	16.9%	-3.2%	Total	$238,695	$232,347	$245,914	5.8%	1.5%